                                                              EXHIBIT NO. 99(a)

                         REGISTRATION RIGHTS AGREEMENT

  This Registration Rights Agreement (the "Agreement") is made this 18th day of December, 1997, by and among Equifax Inc., a Georgia corporation (the "Company"), and those other persons who are signatories hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                                 RECITALS

  WHEREAS, the Company, Equifax Payment Services, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Subsidiary"), Goldleaf Technologies, Inc., a Georgia corporation ("Goldleaf"), and the Stockholders, have entered into a Stock Exchange Agreement (the "Exchange Agreement") dated as of December 18, 1997, providing for the acquisition of all of the outstanding shares of capital stock of Goldleaf by the Subsidiary through an exchange (the "Exchange") by the Stockholders of such stock for shares of the Company's common stock.

  WHEREAS, the Stockholders upon consummation of the Exchange will hold not less than 269,508 shares of the issued and outstanding common stock, $.01 par value, of the Company (the "Common Stock"); and

  WHEREAS, the parties to the Exchange Agreement desire the Company to register such shares of Common Stock under the 1933 Act (as hereafter defined) for resale by the Stockholders and the execution and delivery of this Agreement is a condition precedent to the consummation of the Exchange.

  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    1.  Registration Rights.
        -------------------

        1.1.  Definitions.
              -----------

        (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

        (b) The term "Registrable Securities" means all of the shares of Common Stock issued or to be issued to any Holder in connection with the Exchange but shall not include any Common Stock (i) which has been effectively registered under the 1933 Act and disposed of in accordance with a registration statement covering such security or (ii) which has been distributed to the public pursuant to Rule 144 under the 1933 Act.

        (c) The term "Holder" means (i) a Stockholder and (ii) a transferee of Registrable Securities from a Holder provided such transfer complies with
Section 1.9 of this Agreement.

        (d) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any successor registration form to Form S-3 under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC").

        (e) The term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person or entity.

        1.2.  Registrations.
              -------------

        (a) The Company shall use its best efforts to prepare and file with the SEC a registration statement (the "Registration Statement") on a form available for the registration of Registrable Securities under the 1933 Act for the resale of the Registrable Securities issued in connection with the Exchange by the Holders from time to time, covering all the Registrable Securities issued in connection with the Exchange, and shall use its best efforts to have the Registration Statement filed as soon as practicable following the Closing Date (as defined in the Exchange Agreement), and shall use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as possible thereafter.

        (b) A reasonable time before filing a registration statement or prospectus or any amendment or supplement thereto, the Company will furnish to the Holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed.

        (c) The Company shall prepare and file with the SEC such amendments and supplements to each registration statement filed hereunder and the prospectus used in connection therewith as may be necessary to keep the registration statement effective until the earlier of (i) the time when all the Registrable Securities covered by such registration statement have been sold by the Holders and (ii) the date as of which each Holder is entitled to sell all remaining Registrable Securities covered by such registration statement held by such Holder, without limitation as to volume, pursuant to Rule 144 under the 1933 Act.

        (d) Subject to the limitations set forth in Section 1.8 hereof and subject to compliance with the obligations imposed by federal and state securities laws, each Holder shall be entitled to make sales of Registrable Securities pursuant to an effective registration statement without limit.

        1.3.  Obligations of the Company.
              --------------------------

        Whenever required under Section 1.2, the registration of any Registrable Securities or the amendment of a registration statement filed hereunder, the Company shall:

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

        (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

        (b) Furnish to the Holders such reasonable number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference into the registration statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

        (c) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or the managing underwriters, and do any and all other acts and things which may be necessary or desirable to consummate the disposition of the securities in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (c) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

        (d) Promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to paragraph (a) of this Section 1.3 on account of such event and use its best efforts to cause each such amendment and supplement to become effective;

        (e) Use its best efforts to cause the Common Stock to be listed on a national securities exchange; and

        (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

        1.4.  Furnishing of Information.
              -------------------------

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, and otherwise cooperate with the Company and execute and deliver any documents as shall be requested by the Company in order to effect the registration of their Registrable Securities.


        1.5.  Expenses.
              --------

        All expenses incurred by the Company in connection with each of the registrations, filings or qualifications pursuant to Section 1.2 (including all amendments thereto), including (without limitation) all registration, printing and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

        1.6.  Indemnification.
              ---------------

        In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a) To the fullest extent permitted by law, the Company will and hereby does indemnify and hold harmless each selling Holder, the officers, directors, shareholders and partners of such Holder and each person, if any, who controls such Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (including in any prospectus or preliminary prospectus included therein), unless such untrue statement or omission was contained in or omitted from a preliminary prospectus and corrected in a final or amended prospectus and the seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the same of the registered securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery is required by the 1933 Act, or (ii) any other violation by the Company of the 1933 Act or any other securities law or any rule or regulation promulgated thereunder. The Company will reimburse each such selling Holder, officer, director, shareholder, partner or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement by or on behalf of such Holder or controlling person.

        (b) To the fullest extent permitted by law, each selling Holder will and hereby does indemnify and hold harmless the Company, each of its directors, each of its officers who sign the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any other selling Holder selling securities in such registration statement and any of its directors, officers or partners or any person who controls such selling Holder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state or common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by or on behalf of such Holder expressly for inclusion in such registration statement; and each such selling Holder will reimburse any legal or other expenses reasonably incurred by (x) the Company or any such director, officer, agent, controlling person of the Company, or (y) other selling Holder, officer, director, partner or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                          --------  -------
liability of each selling Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the total price to the public at which the registered securities sold by such selling Holder under such registration statement bears to the total public offering price of all securities, but not in any event to exceed the proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement. The indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld) nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the selling Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

        (c) Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such indemnified party or parties determine
          --------  -------
in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for the indemnified parties with respect to any claim, unless in the reasonable judgment of counsel to any indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

        (d) If the indemnification provided for in this Section 1.6 is unavailable to a party that would have been an indemnified party under this
Section 1.6 in respect of any claims referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and such indemnified party on the other in connection with the action, statement or omission which resulted in such claims, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 1.6(d), a selling Holder of registered securities shall not as an indemnifying party be required to contribute any amount in excess of (x) the amount by which the total price at which the registered securities sold by such indemnifying party were offered to the public exceeds (y) the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such action, untrue or alleged untrue statement or omission or alleged omission. The Company and each selling

Holder of registered securities agrees that it would not be just and equitable if contribution pursuant to Section 1.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.6(d). The amount paid or payable by an indemnified party as a result of the claims referred to above in this Section 1.6(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim.

        (e) Without the prior written consent of the indemnified party, no indemnifying party shall consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect of such claim.

        (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

        1.7.  Availability of Rule 144.
              ------------------------

        With a view of making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration and with a view to making it possible for the Holders to register the registered securities pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts:

        (a) to make and keep public information available, as those terms are understood and defined in Rule 144, until such information is no longer required to be available in order for any Holder to sell his or her Registrable Securities;

        (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act throughout the effective period of the Registration Statement specified in Section 1.2(c); and

        (c) to furnish to any Holder so long as the Holder owns any Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.8.  Holdback Agreements.
              -------------------

        Upon the request of the underwriters managing a public offering for sale by the Company of its securities, each Holder shall not sell or otherwise transfer or dispose of any Registrable Securities for 120 days following the effective date of a registration statement filed by the Company under the 1933 Act covering the offer and sale of Common Stock or such other securities by the Company in an underwritten offering without the prior written consent of the underwriters for such offering. The Company may impose stop transfer restrictions with respect to Registrable Securities subject to the foregoing restriction until the end of the 120-day period set forth above.


        1.9.  Transfer of Registration Rights.
              -------------------------------

        The registration rights of a Holder under this Agreement may be transferred to any transferee who acquires all of the shares of Common Stock originally acquired by such Holder, dated as of even date herewith, by, between and among the Company and the Stockholders, provided, however, that the Company
                                            --------  -------
is given written notice by the transferor at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and provided further that the transferee agrees in writing to acquire and hold such securities subject to the provisions of this Agreement.

    2.  Representations and Warranties of the Stockholders.
        --------------------------------------------------

        As an inducement of the Company to issue the Registrable Securities to each Stockholder, each Stockholder represents and warrants to the Company as follows:

        2.1.  No Distribution.
              ---------------

        Each Stockholder is acquiring the Registrable Securities for its own account with no view to any distribution thereof in violation of the 1933 Act. Each Stockholder understands that since the Registrable Securities have not been registered under the 1933 Act, the Registrable Securities must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Each Stockholder acknowledges that the Company is under no obligation to register under the 1933 Act any sale of the Registrable Securities or to comply with any provisions which would entitle any such sale to any exemption from registration, except as provided in this Agreement. Each Stockholder is fully familiar with Rule 144 promulgated under the 1933 Act.


        2.2.  Information Made Available.
              --------------------------

        Each Stockholder has received and reviewed the Company's most recent Annual Report to Stockholders, its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. In addition, each Stockholder has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management. Each Stockholder has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of an investment in the Registrable Securities. Each Stockholder's financial condition is such that it is able to bear all economic risks of investment in the Registrable Securities, including the risks of holding the Registrable Securities for an indefinite period of time.

        2.3.  Legend Requirement.
              ------------------

        Until the Registration Statement is declared effective by the SEC, each stock certificate representing the Registrable Securities shall bear a legend in, or substantially in, the following form and any other legend required by any applicable state securities or Blue Sky laws:


          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred without an effective registration under said Act or unless the Company shall have received an opinion of counsel satisfactory to the Company that an exemption from registration under such Act is then available."

        Such legend shall be removed by the Company upon effectiveness of the Registration Statement. The Company may maintain a "stop transfer order" against the Registrable Securities until the Registration Statement is declared effective.

        2.4.  Prospectus Requirements.
              -----------------------

        Each Stockholder hereby covenants with the Company that he, she or it will promptly advise the Company of any changes in the information concerning each Stockholder contained in a registration statement filed hereunder and that such Stockholder will not make any sale of Registrable Securities pursuant to any registration statement without complying with the prospectus delivery requirements of the 1933 Act. Each Stockholder acknowledges that occasionally there may be times when the Company must temporarily suspend the use of the prospectus forming a part of any such registration statement until such time as an amendment to such registration statement has been filed by the Company and declared effective by the SEC, the relevant prospectus supplemented by the Company or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. The Company shall act promptly to amend the registration statement, supplement the prospectus or file the appropriate reports with the SEC in order to minimize such period of suspension. During any period in which sales are suspended and upon notice of such suspension from the Company, each Stockholder agrees not to sell any such Registrable Securities pursuant to any such prospectus. Each Stockholder covenants that he will not sell any Shares pursuant to any such prospectus during the period commencing at the time at which the Company gives such Stockholder notice of the suspension of the use of said prospectus and ending at the time the Company gives notice that such Stockholder may thereafter effect sales pursuant to said prospectus.

    3.  Miscellaneous.
        -------------

        3.1.  Notices.
              -------

        All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, or Federal Express, to the party to whom the same is so given or made:

        If to Company, to:    Equifax Inc.
                              1600 Peachtree Street, N.W.
                              Atlanta, Georgia 30309
                              Attn:  General Counsel and Corporate Secretary


or to such other person at such other place as the Company shall designate to the Stockholders in writing; and

        With a copy to:       Hunton & Williams
                              600 Peachtree Street, Suite 4100
                              Atlanta, Georgia  30308
                              Attn:  J. William Gibson, Esq.

        If to a Stockholder, to the address set forth on the signature pages hereto, or to such other address subsequently provided by such Stockholder to the Company, and in each case with a copy to:

                              Powell, Goldstein, Frazier & Murphy LLP
                              191 Peachtree Street, Suite 1600
                              Atlanta, Georgia 30303
                              ATTN:  Kathryn L. Knudson, Esq.

        3.2.  Entire Agreement.
              ----------------

        This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether written or oral, with respect to the subject matter thereof, and cannot be changed or terminated orally. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement.

        3.3.  Headings; Certain Terms.
              -----------------------

        The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

        3.4.  Governing Law.
              -------------

        All questions concerning the construction, validity and interpretation of this Agreement and the schedule hereto will be governed by the law of the State of Georgia.

        3.5.  Severability.
              ------------

        If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        3.6.  Termination of Agreement.
              ------------------------

        This Agreement shall terminate on the earlier of: (i) the time when all the Registrable Securities covered by such registration statement have been sold by the Holders or the date as of which each Holder is entitled to sell all remaining Registrable Securities held by such Holder, without limitation as to volume, pursuant to Rule 144 under the 1933 Act.

        3.7.  Amendment and Waivers.
              ---------------------

        Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Holders of at least 51% of the Registrable Securities outstanding at the time.

        3.8.  Section References.
              ------------------

        All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

        3.9.  Counterparts.
              ------------

        This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        3.10. Binding Effect.
              --------------

        This Agreement shall be binding on all successors and assigns of the Company, whether by merger, reorganization, sale of assets or otherwise.


              [THE NEXT FOLLOWING PAGES ARE THE SIGNATURE PAGES]

        IN WITNESS WHEREOF, the parties have signed this Agreement, or have caused this Agreement to be signed on their behalf by an officer or representative thereunder duly authorized, on the respective dates stated below.

                                        EQUIFAX INC.


                                        By:  /s/ David A. Post
                                           ------------------------------------
                                           Name: David A. Post
                                           Title:  Corporate Vice President and
                                                   Chief Financial Officer

                                        STOCKHOLDERS:


                                        /s/ David L. Peterson
                                        ---------------------------------------
                                        David L. Peterson

                                        B.G. WETHERINGTON FARMS, L.P.

                                        By:/s/ Bobby G. Wetherington
                                           -----------------------------------
                                           Name:  Bobby G. Wetherington
                                           Title:  General Partner


                                        B. WETHERINGTON:

                                        /s/ Bobby G. Wetherington
                                        --------------------------------------
                                        Bobby G. Wetherington